                                [EXE LETTERHEAD]
October 27, 1999

LAB Holdings, Inc.
12740 Hillcrest Road
Dallas, Texas  75230
Attention:  Lyle A. Baack, President

Dear Lyle:

Pursuant to our recent conversations and your e-mail of October 21, 1999, EXE proposes the following settlement of all matters between EXE and LAB Holdings relating to (i) the Lease Agreement, dated August 15, 1997, as amended by letters dated February 10, 1998 and July 21, 1998 (the "Lease"), between EXE (as successor to Dallas Systems Corporation) and LAB Holdings and (ii) any assets or the proceeds of any assets (collectively, "Assets") now or previously located on or related to the Premises (as defined in the Lease):

EXE will pay to LAB Holdings an aggregate of $852,047 as follows:

         1. An aggregate of $346,276 in respect of rent under the Lease for the months of July, August, September and October 1999, with such amount to be paid by November 1, 1999;

         2. An aggregate of $5,771 as interest on the amounts due from EXE as referred to in paragraph 1 above, with such amount to be paid by November 1, 1999; and

         3. An aggregate of $500,000 in respect of any additional amounts that EXE owes or will owe to LAB Holdings in respect of the Lease, with such amount to be paid in five (5) equal monthly installments of $90,000 each by the 5th of each month beginning January 5, 2000 and ending May 5, 2000, and one (1) final installment of $50,000 on June 5, 2000.

By acceptance of the terms of this letter as described below, LAB Holdings acknowledges that payment of the above amounts will represent payment in full by EXE in respect of the Lease and in respect of any Assets. Upon acceptance of the terms of this letter, the Lease will terminate and EXE and LAB Holdings each release the other from any and all claims against the other and the other's agents, employees, officers, directors, stockholders and affiliates arising under or relating to the Lease or any Assets, except as otherwise explicitly provided in this letter.

Please sign in the appropriate space below to acknowledge and agree to the terms of this letter and return your signed copy to me by fax and overnight mail or hand delivery at your earliest convenience.

Sincerely,

/s/ Michael Burstein

Michael Burstein
Director--Corporate Finance and Assistant Treasurer

ACKNOWLEDGED AND AGREED:

LAB HOLDINGS, INC.

By: /s/ Lyle A. Baack
    ------------------------------
     Lyle A. Baack
     President

cc:      Adam C. Belsky